EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-91983) and related Prospectus of IMRglobal Corp. for the registration of 3,408,846 shares of its common stock and to the incorporation by reference therein of our report dated August 20, 1999 (except for Note 23, as to which the date is October 25, 1999) with respect to the consolidated financial statements of IMRglobal Corp. included in the Current Report on Form 8-K dated November 15, 1999 filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP
                                              ---------------------
                                              ERNST & YOUNG LLP


Tampa, Florida
 February 1, 2000